EXHIBIT 32

                        Rule 13a-14(b) Certification

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Kingsley Coach, Inc.

A signed original of this written statement required by Section 906 has been provided to The Kingsley Coach, Inc. and will be retained by The Kingsley Coach, Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.

Dated: October 13, 2005                /s/ John Merkent
                                       ----------------------------------
                                       John Merkent (Chief executive
                                        officer and chief financial
                                        officer)